UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2016

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Acadia Healthcare Company, Inc. (the “Company”) held a Special Meeting of Stockholders on March 3, 2016 (the “Special Meeting”). The proposals considered at the Special Meeting were voted on as follows:

1. The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.01 per share (“Common Stock”), from 90,000,000 to 180,000,000, by the following vote:

For	Against	Abstain
70,895,784	7,580,828	13,752

2. The Company’s stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies for the above proposal, by the following vote:

For	Against	Abstain
68,647,416	9,409,572	433,376

Item 8.01 Other Events.

On and effective March 3, 2016, the Company amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 90,000,000 shares to 180,000,000 shares (the “Amendment”). As described above in Item 5.07, the stockholders of the Company approved the Amendment at the Special Meeting. The Amendment became effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on March 3, 2016.

The foregoing description of the Certificate of Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is included in the complete copy of the Amended and Restated Certificate of Incorporation of the Company, as amended, attached to this Current Report on Form 8-K as Exhibit 3 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3	Amended and Restated Certificate of Incorporation of Acadia Healthcare Company, Inc., as amended by the Certificate of Amendment filed on March 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: March 3, 2016	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3	Amended and Restated Certificate of Incorporation of Acadia Healthcare Company, Inc., as amended by the Certificate of Amendment filed on March 3, 2016.